Exhibit 10.11.2

OFFICER DEED OF INDEMNITY

THIS DEED OF INDEMNITY is made the 31st day of March 2017

BETWEEN:

(1)                                 Verona Pharma plc, a public limited company registered in England and Wales with company number 05375156 whose registered office is at One Central Square, Cardiff, United Kingdom, CF10 1FS (the “Company”); and

(2)                                 [Insert name of executive officer] of [address] (the “Indemnified Person”).

WHEREAS

(A)                              The Indemnified Person is [Insert title of executive officer] of the Company (“Officer”).

(B)                              The Company has agreed to indemnify the Indemnified Person in [his/her] capacity as an Officer and not as a director of the Company on the terms and conditions set out in this Deed.

(C)                              The Company has further agreed to use reasonable endeavours to maintain appropriate directors’ and officers’ liability insurance for the benefit of the Indemnified Person.

NOW THIS DEED WITNESSETH as follows:

1.                                     INDEMNITY

1.1                              Subject to Clauses 1.2, 1.3 and 6.1 of this Deed, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the Indemnified Person may otherwise be entitled, indemnify and hold the Indemnified Person harmless in respect of all claims, actions and proceedings, whether civil, criminal or regulatory (“Claims”), and any losses, damages, penalties, liabilities, compensation or other awards arising in connection with any such Claims (“Losses”), whether instigated, imposed or incurred under the laws of England and Wales or the law of any other jurisdiction and arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of the Indemnified Person’s powers, duties or responsibilities as an Officer of the Company or any of its subsidiaries (as defined in section 1159 of the Companies Act 2006, as amended (the “Companies Act”) and including any modification or re-enactment of it for the time being in force) for the time being, subject to the remaining provisions of this Deed.

1.2                              The indemnity in Clause 1.1 above shall only apply:

(a)                                to the Indemnified Person in relation to the period of time that he holds the position as Officer of the Company; and

(b)                                in respect of any Claims and Losses instigated, imposed or incurred by the Indemnified Person during the period of time he is an Officer of the Company.

1.3                              The Company shall not indemnify the Indemnified Person against any liability:

(a)                                which has been finally judicially determined to have resulted from fraud, gross negligence or wilful misconduct by the Indemnified Person;

(b)                                for which payment has actually been made to or on behalf of the Indemnified Person under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(c)                                 in connection with any Claims initiated by the Indemnified Person, including any Claim initiated by the Indemnified Person against the Company or its directors, officers, employees or other indemnified persons unless the board of directors of the Company from time to time has authorised the Claim, prior to its initiation.

1.4                              Without prejudice to the generality of the indemnity set out in Clause 1.1 above, the Company shall, to the fullest extent permitted by law, indemnify and hold the Indemnified Person harmless on an “as incurred” basis against all legal and other costs, charges and expenses reasonably incurred or to be incurred in defending Claims provided that, the Indemnified Person agrees that any such legal and other costs, charges and expenses paid by the Company shall fall to be repaid, or any liability of the Company under any transaction connected thereto shall fall to be discharged, not later than:

(a)                                in the event of the Indemnified Person being convicted in the proceedings, the date when the conviction becomes final;

(b)                                in the event of judgment being given against the Indemnified Person in the proceedings, the date when the judgment becomes final; or

(c)                                 in the event of the court refusing to grant the Indemnified Person relief on the application, the date when the refusal of relief becomes final.

References in this Clause 1.3 to a conviction, judgment or refusal of relief being ‘final’ shall be construed in accordance with sections 205(3) and (4) of the Companies Act.

2.                                     CLAIMING UNDER THE INDEMNITY

2.1                              The Indemnified Person shall give written notice to the Company as soon as reasonably practical after receipt of any demand relating to any Claims (or circumstances which may reasonably be expected to give rise to a demand relating to Claims) giving full details and providing copies of all relevant correspondence and the Indemnified Person shall keep the Company fully informed of the progress of any Claims, including providing all such information in relation to any Claims or Losses or any other costs, charges or expenses incurred as the Company may reasonably request, and shall take all such action as the Company may reasonably request to avoid, dispute, resist, appeal, compromise or defend any Claims.

2.2                              For the avoidance of doubt:

(a)                                if  a company ceases to be a subsidiary of the Company after the date of this Deed, the Company shall only be liable to indemnify the Indemnified Person in respect of liabilities in relation to that company which arose before the date on which that company ceased to be a subsidiary of the Company; and

(b)                                the Indemnified Person, as an Officer of any company which becomes a subsidiary of the Company after the date of this Deed, shall be indemnified only in respect of liabilities arising after the date on which that company became a subsidiary of the Company.

3.                                     TERM

This Deed shall remain in force until such time as any relevant limitation periods for bringing Claims against the Indemnified Person have expired, or for so long as the Indemnified Person remains liable for any Losses, notwithstanding that such Indemnified Person may have ceased to be an Officer of the Company or any of its subsidiaries.

4.                                     DIRECTORS’ AND OFFICERS’ INSURANCE

The Company shall use reasonable endeavours to provide and maintain appropriate “directors and officers” liability insurance (including ensuring that premiums are properly paid) for the benefit of the Indemnified Person for so long as any Claims may lawfully be brought against the Indemnified Person.

5.                                     GOVERNING LAW AND JURISDICTION

This Deed and any non-contractual rights or obligations arising out of or in connection with it shall be governed by, and interpreted in accordance with, the laws of England and Wales. Each of the Company and the Indemnified Person irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes (as defined below) and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum. For the purposes of this Clause 5, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Deed, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Deed or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Deed.

6.                                     GENERAL

6.1                              If this Deed is finally judicially determined in a relevant jurisdiction to provide for, or entitle the Indemnified Person to, indemnification against any Claims or Losses that would cause this Deed, or any part of it, to be treated as void under the laws of that jurisdiction, this Deed shall, in so far as it relates to such jurisdiction, be deemed not to provide for, or entitle the Indemnified Person to, any such indemnification, and the Company shall instead indemnify the Indemnified Person against any Claims or Losses to the fullest extent permitted by law in that jurisdiction.

6.2                              A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

IN WITNESS whereof this Deed has been executed the day and year first above written.

EXECUTED and delivered	)
as a DEED by	)
VERONA PHARMA PLC	)
acting by	)
a director, in the presence of:	)	Director

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

SIGNED as a DEED by	)
[INSERT NAME OF
INDEMNIFIED PERSON]
in the presence of:	)

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness